EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-91644 of Accredited Home Lenders Holding Co. on Form S-1 of our report, dated March 28, 2002, on the consolidated financial statements of Accredited Home Lenders, Inc. and subsidiary appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/S/    DELOITTE & TOUCHE LLP

San Diego, California
November 26, 2002